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EXHIBIT 10.21(d)
AMENDMENT DATED JANUARY 22, 1999 TO THE MILLENNIUM CHEMICALS INC.
1996 LONG TERM INCENTIVE PLAN

                                    AMENDMENT
                                     TO THE
               MILLENNIUM CHEMICALS INC. LONG-TERM INCENTIVE PLAN

          WHEREAS, Millennium Chemicals Inc. (the "Company") maintains the Millennium Chemicals Inc. Long-Term Incentive Plan (effective as of October 1,
1995) (the "Plan");

          WHEREAS, pursuant to Section 22 of the Plan, the Board of Directors of the Company (the "Board") reserves the right to amend the Plan;

          WHEREAS, the Board previously approved the "Termination Amendment" to the Plan effective as of October 23, 1997 and subsequently amended Section 3 of such Termination Amendment effective as of January 1, 1998, and

          WHEREAS, the Board desires to amend the Plan;

          NOW, THEREFORE, effective as of January 1, 1999, the Plan is amended as follows:

          1. Section 13(b) of the Plan is amended and restated in its entirely as follows:

     For purposes of this Section 13 Agreement, the term "Change in Control" shall mean:
     (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

     (2) during any period of two consecutive years (not including any period prior to October 1, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;




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     (3) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (1) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

     (4) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended or superceded, and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

          2. Section 3(e) is hereby amended and restated in its entirety to read: "Company means Millennium Chemicals Inc." The parenthetical clause in
Section 3(g) shall be amended to refer to the operating companies of Millennium Chemicals Inc., and all references to Hanson PLC shall be amended to refer to Millennium Chemical Inc.

          3. In all other respects, the Plan is hereby ratified and confirmed.

          IN WITNESS WHEREOF, this amendment has been executed the 22nd day of January, 1999.

                            MILLENNIUM CHEMICALS INC.

                            By: _____________________
                            George H. Hempstead, III




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